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                                                                                    EXHIBIT 99


                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)
                                                                                Twelve Months Ended
                                                                                September 30, 2004
                                                                               ---------------------
                                                                               (millions of dollars,
                                                                                 except per share
                                                                                     amounts)

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Operating revenues........................................................            $ 9,085

Costs and expenses:
  Cost of energy sold and delivery fees...................................              3,815
  Operating costs.........................................................              1,419
  Depreciation and amortization...........................................                768
  Selling, general and administrative expenses............................              1,064
  Franchise and revenue-based taxes.......................................                375
  Other income............................................................                (82)
  Other deductions........................................................                490
  Interest income.........................................................                (36)
  Interest expense and related charges....................................                709
                                                                                      -------
     Total costs and expenses.............................................              8,522
                                                                                      -------

Income from continuing operations before income taxes and extraordinary gain              563

Income tax expense........................................................                100
                                                                                      -------

Income from continuing operations before extraordinary gain...............                463

Income from discontinued operations, net of tax effect....................                655

Extraordinary gain, net of tax............................................                 16
                                                                                      -------
Net income................................................................            $ 1,134

Exchangeable preferred membership interest buyback premium................                849

Preference stock dividends................................................                 22
                                                                                      -------
Net income available for common stock.....................................            $   263

Average shares of common stock outstanding (millions):
   Basic..................................................................                315
   Diluted................................................................                348

Per share of common stock - Basic:
   Income from continuing operations before extraordinary gain............            $  1.46
   Income from discontinued operations, net of tax benefit................               2.08
   Extraordinary gain, net of tax.........................................               0.05
   Exchangeable preferred membership interest buyback premium.............              (2.69)
   Preference stock dividend..............................................              (0.07)
   Net income available for common stock..................................               0.83

Per share of common stock - Diluted:
   Income from continuing operations before extraordinary gain............            $  0.64
   Income from discontinued operations, net of tax benefit................               1.88
   Extraordinary gain, net of tax.........................................               0.05
   Exchangeable preferred membership interest buyback premium.............              (2.44)
   Preference stock dividend..............................................              (0.06)
   Net income available for common stock..................................               0.07

Dividends declared........................................................            $  0.50
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